As filed with the Securities and Exchange Commission on September 29, 1998.
                                                      Registration No.__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                   ----------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               BIO-VASCULAR, INC.
             (Exact name of registrant as specified in its charter)

           MINNESOTA                                 41-1526554
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation or organization)

                                  -------------

                             2575 UNIVERSITY AVENUE
                            ST. PAUL, MINNESOTA 55114
                                 (651) 603-3700
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                   ----------

                               CONNIE L. MAGNUSON
              VICE PRESIDENT - FINANCE AND CHIEF FINANCIAL OFFICER
                             2575 UNIVERSITY AVENUE
                            ST. PAUL, MINNESOTA 55114
                                (651) 603-3700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------

                                   Copies to:
                             Michael J. Kolar, Esq.
                        Oppenheimer Wolff & Donnelly LLP
                     3400 Plaza VII, 45 South Seventh Street
                          Minneapolis, Minnesota 55402
                                 (612) 607-7000

                                 ---------------

        Approximate date of commencement of proposed sale to the public:

   From time to time after the effective date of this Registration Statement.

                                 ---------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                          PROPOSED MAXIMUM  PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF               AMOUNT TO BE     OFFERING PRICE  AGGREGATE OFFERING      AMOUNT OF
  SECURITIES TO BE REGISTERED            REGISTERED (1)       PER UNIT          PRICE           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (2)........ 585,872 Shares     $3.34375 (3)    $1,959,010 (3)             $578
=================================================================================================================

(1) The amount to be registered hereunder consists of 585,872 shares of Common Stock to be sold by certain selling shareholders.

(2)      Each share of Common Stock includes one Common Stock Purchase Right.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the registrant's Common Stock on September 24, 1998, as reported by the Nasdaq National Market.

                                 ---------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

PROSPECTUS
                                 585,872 SHARES

                               BIO-VASCULAR, INC.

                                  COMMON STOCK

                             -----------------------

         This Prospectus relates to 585,872 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Bio-Vascular, Inc. (the "Company"), that may be offered for sale for the account of certain shareholders of the Company named under the heading "Selling Shareholders." The shares being offered by the Selling Shareholders were issued in a private transaction in connection with the Company's acquisition of all of the outstanding capital stock of Jer-Neen Manufacturing Co., Inc., a Minnesota corporation, pursuant to an Acquisition Agreement and Plan of Reorganization dated July 31, 1998 (the "Acquisition Agreement").

         The Selling Shareholders have advised the Company that sales of the shares offered hereunder by them or by their respective pledgees, donees, transferees or other successors in interest, may be made from time to time on the Nasdaq National Market, in the over the counter market, in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of the sale or at negotiated prices. See "Plan of Distribution."

         The Selling Shareholders and any broker-dealers or other persons acting on their behalf in connection with the sale of Common Stock hereunder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by the Selling Shareholders and any profit realized by them on the resale of Common Stock as principals may be deemed to be underwriting commissions under the Securities Act. As of the date hereof, there are no special selling arrangements between any broker-dealer or other person and any of the Selling Shareholders.

         The Company will not receive any part of the proceeds of any sales of shares pursuant to this Prospectus. Pursuant to the terms of the Acquisition Agreement, the Company will pay all the expenses of registering the shares, except for selling expenses incurred by the Selling Shareholders in connection with this offering. Any fees and commissions payable to broker-dealers or other persons will be borne by the Selling Shareholders. In addition, the Acquisition Agreement provides for certain other usual and customary terms regarding registration of shares, including indemnification by the Company of the Selling Shareholders against certain liabilities arising under the Securities Act.

         THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

         The Company's Common Stock is traded on the Nasdaq National Market under the symbol "BVAS." On September 25, 1998, the last sale price of the Common Stock on the Nasdaq National Market was $3.25 per share.

                             -----------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -----------------------

                THE DATE OF THIS PROSPECTUS IS ___________, 1998.

                                TABLE OF CONTENTS

                                                                     Page No.
                                                                     --------

THE COMPANY ..........................................................    3

RISK FACTORS..........................................................    3

SELLING SHAREHOLDERS..................................................    9

PLAN OF DISTRIBUTION..................................................   10

VALIDITY OF COMMON STOCK..............................................   11

EXPERTS...............................................................   11

AVAILABLE INFORMATION.................................................   12

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................   12



                         ------------------------------


         No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offer described in this Prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. Neither the delivery of this Prospectus nor any sale made under this Prospectus will under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or since the date of any documents incorporated herein by reference. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any state to any person to whom it is unlawful to make such offer in such state.

         THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED IN THIS PROSPECTUS OR IN DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE FOREGOING, WORDS SUCH AS "MAY," "WILL," "EXPECT," "BELIEVE," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE OR OTHER VARIATIONS THEREOF OR COMPARABLE TERMINOLOGY ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS BY THEIR NATURE INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY DEPENDING ON A VARIETY OF FACTORS, INCLUDING THOSE DESCRIBED UNDER THE CAPTION "RISK FACTORS."

                                  THE COMPANY

         Bio-Vascular, Inc. ("Bio-Vascular" or the "Company") develops, manufactures and markets branded proprietary and patented specialty medical products for use in thoracic, cardiac, neuro, vascular and ophthalmic surgery. The Company's branded products include the TISSUE GUARD(TM) product line, the BIOGRAFT(R) peripheral vascular graft and surgical productivity tools used in cardiac and vascular surgery. The TISSUE GUARD product line inclUDES PERI-STRIPS(R), PERI-STRIPS DRY(R), DURA-GUARD(R), VASCU-GUARD(R), SUPPLE PERI-GUARD(R), PERI-GUARD(R), TISSUE-GUARD and SUPPLE TISSUE-GUARD(TM). TISSUE GUARD products are made from bovine pericardium (the thin membrane surroundinG THE HEART OF cattle) processed using proprietary tissue-fixation technology. The TISSUE GUARD products, made in various configurations, are used in a wide variety of surgical procedures and are designed to reinforce, reconstruct and repair tissue and prevent leaks of air, blood and other body fluids.

         The Company's wholly-owned subsidiary, Jer-Neen Manufacturing Co., Inc. ("Jer-Neen"), is a value-added manufacturer of precision, unbranded component products such as micro coils, wire forms and spring components used in implantable defibrillation, interventional medicine and other surgical applications within the medical device industry. References to the Company include Jer-Neen unless otherwise specified or unless the context otherwise indicates.

         The Company was incorporated in Minnesota in July 1985. The Company's principal executive offices are located at 2575 University Avenue, St. Paul, Minnesota 55114-1024 and its telephone number is (651) 603-3700.

                                  RISK FACTORS

         THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN COMMON STOCK. ADDITIONALLY, THE FOLLOWING FACTORS COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO MATERIALLY DIFFER FROM THOSE REFLECTED IN ANY FORWARD-LOOKING STATEMENTS OF THE COMPANY.

LIMITATIONS ON THIRD-PARTY REIMBURSEMENT

         The Company's branded products are purchased primarily by hospitals and other users, and its unbranded component products are sold directly to medical device manufacturers who distribute finished medical products to hospitals and other end-users. Hospitals and end-users of such products, in turn, bill various third-party payers, including government health programs, private health insurance plans, managed care organizations and other similar programs, for the health care goods and services provided to their patients. Third-party payers may deny reimbursement if they determine that a product used in a procedure was not used in accordance with established third-party payer protocol regarding treatment methods or was used for an unapproved indication.

         Third-party payers are also increasingly challenging the prices charged for medical products and services and, in some instances, have put pressure on medical device suppliers to lower their prices. The Company is unable to predict what changes will be made in the reimbursement methods used by third-party payers. There can be no assurance that procedures in which the Company's products are directly or indirectly used will continue to be considered cost-effective by third-party payers, that reimbursement for such procedures will be available or, if available will continue, or that third-party payers' reimbursement levels will not adversely affect the Company's ability to sell its products on a profitable basis. The cost of health care has risen significantly over the past decade, and there have been and may continue to be proposals by legislators, regulators and third-party payers to curb these costs. Failure by hospitals and other users of the Company's products to obtain reimbursement from third-party payers, changes in third-party payers' policies towards reimbursement for procedures directly or indirectly using the Company's products or legislative action could have a material adverse effect on the Company's business, financial condition and results of operations.

         In January of 1996, the Health Care Financing Agency (the agency of the federal government that administers Medicare) made a national policy decision not to reimburse lung volume reduction surgery ("LVRS"), which had been a primary use for the Company's PERI-STRIPS product prior to the decision. The Company understands that many private payers, insurance companies and managed care organizations are continuing to reimburse LVRS based on their own evaluation of the procedure and its outcomes. It is unknown whether these private payers will change their reimbursement practices in the future. If these private payers change their reimbursement practices, it could have a material, adverse impact on the Company's business, financial condition and results of operations.

HIGHLY COMPETITIVE INDUSTRIES AND RISK OF TECHNOLOGICAL OBSOLESCENCE

         The Company faces intense competition. The medical products industry is highly competitive and characterized by rapid innovation and technological change. The Company expects technology to continue to develop rapidly, and the Company's success will depend to a large extent on its ability to maintain a competitive position with its technology. Additionally, the success of the Company's component business will depend on the ability of its customers to maintain a competitive position with their technology. There can be no assurance that the Company will be able to compete effectively in the marketplace or that products developed by its competitors or developed by competitors of its component business customers will not render the Company's products obsolete or non-competitive. Similarly, there can be no assurance that these competitors will not succeed in developing or marketing products that are viewed by physicians as providing superior clinical performance or are less expensive relative to the products currently marketed or to be developed by the Company or its component business customers.

         Several established companies manufacture and sell products which compete with all of the Company's products. Some of the companies with which the Company competes have greater distribution capabilities, substantially greater capital resources and larger marketing, research and development staffs and facilities than the Company. In addition, many of the Company's competitors offer broader product lines within the Company's specific product markets. Broad product lines may give the Company's competitors the ability to negotiate exclusive, long-term medical product or component supply contracts and the ability to offer comprehensive pricing for their products, including those that compete with the Company's products. Competitors who offer broad product lines may also have a significant advantage in competing with the Company's branded products for sales to group purchasing organizations and managed care organizations that increasingly seek to reduce costs. There can be no assurance that the Company will be able to compete effectively with such manufacturers.

RISKS ASSOCIATED WITH INTELLECTUAL PROPERTY

         The Company protects its technology through trade secrets, proprietary know-how and patents, both owned and licensed. The Company seeks to protect its trade secrets and proprietary know-how through confidentiality agreements with employees, consultants and other parties. SUPPLE PERI-GUARD, which is used in the manufacture of the majority of the Company's TISSUE-GUARD products, is protected exclusively by trade secrets (although PERI-GUARD is protected by patent). There can be no assurance that the Company's trade secrets or confidentiality agreements will provide meaningful protection of the Company's proprietary information or, in the event of a breach of any confidentiality agreement, that the Company will have adequate remedies. Additionally, there can be no assurance that any pending or future patent applications will result in issued patents, or that any current or future patent, regardless of whether the Company is an owner or licensee of such patent, will not be challenged, invalidated or circumvented or that the rights granted thereunder or under its licensing agreements will provide a competitive advantage to the Company. Furthermore, there can be no assurance that others will not independently develop similar technologies or duplicate any technology developed by the Company or that the Company's technology does not or will not infringe patents or other rights owned by others.

         The medical product industry is characterized by frequent and substantial intellectual property litigation, and competitors may resort to intellectual property litigation as a means of competition. Intellectual property litigation is complex and expensive, and the outcome of such litigation is difficult to predict. Any future litigation, regardless of the outcome, could result in substantial expense to the Company and significant diversion of the efforts of the Company's technical and management personnel. Litigation may also be necessary to enforce patents issued to the Company and license agreements entered into by the Company, to protect trade secrets or know-how owned by the Company or to determine the enforcement, scope and validity of the proprietary rights of others. An adverse determination in any such proceeding could subject the Company to significant liabilities to third parties, or require the Company to seek licenses from third parties or pay royalties that may be substantial. Furthermore, there can be no assurance that necessary licenses would be available to the Company on satisfactory terms, if at all. Accordingly, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent the Company from manufacturing or selling certain of its products which, in turn, would have a material adverse effect on the Company's business, financial condition and results of operations.

RISKS ASSOCIATED WITH HUMAN TISSUE PRODUCTS

         Both the United States and Europe have recently focused attention on the safety of tissue banks, spurred by incidents of the transmission of human disease during tissue transplantation. In the United States, regulations drafted by the U.S. Food and Drug Administration ("FDA") have outlined requirements for tissue banks. The regulations have specifically excluded from regulation medical devices subject to FDA review, including preserved umbilical cord vein grafts such as BIOGRAFT. As a result, the Company does not expect BIOGRAFT to be subject to tissue bank regulations in the United States and the related expensive donor screening and donor testing procedures. There can be no assurance, however, that the FDA will not impose additional regulatory requirements on BIOGRAFT at some later date or that BIOGRAFT would be able to meet any such new requirements.

         The long-term future regulatory environment for Biograft in Europe is uncertain. The Medical Device Directive ("MDD") issued by the European Union ("EU") explicitly excludes medical devices from human tissue; however, there is an effort developing to include such devices under a comprehensive regulatory program. This effort is in the early stages; the Company understands that a consensus on such a directive could take several years. In addition, if extensive donor screening and donor testing requirements are imposed, such requirements could make it uneconomical to sell BIOGRAFT in Europe even under a regulatory program. BIOGRAFT accounted for 5% of the Company's net revenue for the nine-month period ended July 31, 1998 and accounted for 8% of the Company's net revenue for the year ended October 31, 1997.

         Bovine Spongiform Encephalopathy ("BSE") has been endemic in cattle in the United Kingdom and has received much publicity in Europe regarding beef for dietary consumption. Under the direction of the U.S. Department of Agriculture ("USDA"), the U.S. government has had an active program of surveillance and import controls since the late 1980's, designed to prevent the introduction of BSE into U.S. cattle. To date all evidence indicates that U.S. cattle are free of BSE. The Company obtains all of its raw pericardium for its TISSUE-GUARD products from USDA-inspected slaughterhouses. The Company cannot predict whether or not a case of BSE may someday be reported in the United States. If a case of BSE were reported in U.S. cattle, it could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's notified body under the MDD, the British Standards Institute, and French authorities have specifically reviewed TISSUE-GUARD sourcing and manufacturing processes and have then certified the Company's bovine pericardium products. Although the Company does not anticipate that countries will prohibit the sale of TISSUE-GUARD products as a result of concerns related to BSE, such prohibition by certain countries could have a material adverse effect on the Company's business, financial condition and results of operation.

GOVERNMENTAL REGULATION

         The Company's products, development activities and manufacturing processes related to branded products, as well as the products, development activities and manufacturing processes related to products produced by its component business customers are subject to extensive and rigorous regulation by the FDA and by comparable agencies in foreign countries. In the United States, the FDA regulates the introduction, manufacturing, labeling and recordkeeping procedures for medical devices including the Company's branded products and medical devices incorporating the Company's component products. The process of obtaining marketing clearance from the FDA for new products and new applications for existing products can be time-consuming and expensive, and there is no assurance that such clearances will be granted or that FDA review will not involve delays that would adversely affect the Company's ability to commercialize additional products or additional applications for existing products. In addition, certain of the Company's branded products and devices incorporating component products that are in the research and development stage may be subject to a lengthy and expensive pre-market approval ("PMA") process with the FDA. Even if regulatory approvals to market a product are obtained from the FDA, these approvals may entail limitations on the indicated uses of the product. Product approvals by the FDA can also be withdrawn due to failure to comply with regulatory standards or the occurrence of unforeseen problems following initial approval. The FDA could also limit or prevent the manufacture or distribution of the Company's branded products or medical devices incorporating the Company's component products, and has the power to require the recall of such products, if indicated. If enacted, proposed regulations currently under consideration by the FDA could also adversely impact the use and marketing of certain of the Company's branded products. FDA regulations depend heavily on administrative interpretation, and there can be no assurance that future interpretations made by the FDA or other regulatory bodies, with possible retroactive effect, will not adversely affect the Company.

         The FDA, various state agencies and foreign regulatory agencies inspect the Company and its manufacturing facilities for branded products from time to time to determine whether the Company is in compliance with various regulations relating to manufacturing practices, validation, testing, quality control and product labeling. A determination that the Company is in violation of such regulations could lead to imposition of civil penalties, including fines, product recalls or product seizures and, in extreme cases, criminal sanctions, depending on the nature of the violation.

         International regulatory bodies have established varying regulations governing product standards, packaging requirements, labeling requirements, import restrictions, tariff regulations, duties and tax requirements. In Japan, a potentially significant market for the Company's branded products, clinical trials of certain of the Company's branded products are required before such products can be cleared for sale in the Japanese market. The Company relies on independent distributors to comply with such foreign regulatory requirements. As a result, communication between foreign regulatory agencies and the Company is indirect as it occurs through the foreign distributor. The inability or failure of independent distributors to comply with the varying regulations or the imposition of new regulations could restrict such distributors' ability to sell the Company's branded products internationally and thereby adversely affect the Company's business, financial condition and results of operations.

         The registration scheme in the EU for the Company's branded products requires that the Company's quality system conform with the ISO 9001 international quality standard and that its branded products conform with "essential requirements" set forth by the MDD. Compliance with these requirements will allow the Company to issue a "Declaration of Conformity" and apply the CE mark to branded products, allowing free sale in the EU. While the Company has obtained the "CE" mark for all of its current branded products (except for BIOGRAFT, which is exempt), there can be no assurance that the Company will be able to maintain compliance with the regulations to retain the CE mark. In addition, there can be no assurance that the Company will be successful in obtaining the CE mark for new product introductions. Devices incorporating the Company's component products are also subject to these requirements, and there can be no assurance that the Company's component business customers will be successful in obtaining or maintaining compliance with the EU regulatory scheme for their current or future products.

EXPOSURE TO PRODUCT LIABILITY CLAIMS; RISK OF PRODUCT RECALL

         The medical product industry historically has been litigious, and the manufacture and sale of the Company's products inherently entails a risk of product liability claims. In particular, the Company's principal branded and a significant portion of its component products are designed to be permanently placed in the human body, and production or other errors could result in an unsafe product and injury to the patient. Although the Company maintains product liability insurance in amounts believed to be adequate based upon the nature and risks of its business in general and its actual experience to date, there can be no assurance that one or more liability claims will not exceed the coverage limits of such policies or that such insurance will continue to be available on commercially reasonable terms, if at all. Furthermore, the Company does not expect to be able to obtain insurance covering its costs and losses as the result of any recall of its products due to alleged defects, whether such a recall is instituted by the Company or required by a regulatory agency. A product liability claim, recall or other claim with respect to uninsured liabilities or in excess of insured liabilities could have a material adverse effect on the business, financial condition and results of operations of the Company.

DEPENDENCE ON DISTRIBUTOR SALES

         Sales to distributors constitute a significant portion of the Company's current business related to its branded products. For the nine-month period ended July 31, 1998 as well as the year ended October 31, 1997, three domestic distributors accounted for an aggregate of 44% of gross revenue, with each of such distributors accounting for in excess of 10% of the Company's gross revenue for those periods. There can be no assurance that the Company will be able to maintain its relationships with these significant distributors, or, in the event of termination of any of such relationships, that a new replacement distributor will be found. The loss of a significant distributor could materially adversely affect the Company's business, financial condition and results of operations if a new distributor or other suitable sales organization could not be found on a timely basis in the relevant geographic market.

DEPENDENCE ON SIGNIFICANT CUSTOMER

         Sales to one customer of the Company's component business accounted for approximately 40% of the business unit's revenues for the nine-month period ended July 31, 1998. There can be no assurance that the Company will be able to maintain its relationship with this significant customer, or in the event of termination of the relationship, that the Company will be able to replace production levels with new or existing customers. The loss of the significant customer could materially adversely affect the Company's business, financial condition and results of operations.

POSSIBLE VOLATILITY OF SHARE PRICE

         Market prices for securities of medical technology companies are highly volatile. The trading price of the Company's Common Stock could be subject to significant fluctuations in response to quarterly variations in operating results, announcements of technological innovations by the Company, its competitors or competitors of its component business customers, governmental regulation and other events or factors, including the various risk factors discussed above. In addition, market prices of medical technology companies have from time to time experienced extreme price and volume fluctuations, which may be unrelated to the operating performance of the particular company. These broad market fluctuations may materially adversely affect the market price of the Company's Common Stock.

ABSENCE OF DIVIDENDS

         The Company has not paid any cash dividends since its inception and does not anticipate paying cash dividends in the foreseeable future.

ANTI-TAKEOVER CONSIDERATIONS

         The Company's Board of Directors has the authority, without any action on the part of the Company's shareholders, to fix the rights and preferences of shares of the Company's Serial Preferred Stock to be issued from time to time. In addition, as a Minnesota corporation, the Company is subject to certain anti-takeover provisions of the Minnesota Business Corporation Act (the "MBCA"). The Board's authority regarding the Serial Preferred Stock and the anti-takeover provisions of the MBCA could have the effect of delaying, deferring or preventing a change in control of the Company, may discourage bids for the Company's Common Stock at a premium over then-prevailing market prices and may adversely affect the market price, voting rights and other rights of shareholders.

                              SELLING SHAREHOLDERS

         The following table sets forth certain information, as of August 21, 1998, and as adjusted to reflect the sale of the shares offered hereby, with respect to the beneficial ownership of Common Stock by the Selling Shareholders and any position, office or material relationship which the Selling Shareholder has had within the past three years with the Company or any of its predecessors or affiliates. Except as set forth in the footnotes below, the Selling Shareholders possess sole voting and investment power with respect to the shares shown.




                             SHARES OF                    SHARES BENEFICIALLY
                           COMMON STOCK                       OWNED AFTER
                           BENEFICIALLY      NUMBER OF       COMPLETION OF
                              OWNED           SHARES        THE OFFERING (2)
                             PRIOR TO          BEING   -------------------------
SELLING SHAREHOLDERS      THE OFFERING (1)    OFFERED  NUMBER      % OF CLASS(3)
--------------------      ---------------     -------  ------      -------------

James F. Pfau                 86,358(4)        86,358     -              *

Data Sales Co., Inc.         203,447(5)       203,447     -              *

George Nelson                 31,957           31,957     -              *

Ronald C. Breckner           433,109(6)       229,662     -              *

Catherine A. Sykes            34,448(7)        17,224     -              *

Willard D. Sykes              34,448(8)        17,224     -              *
                                             --------
                                              585,872
                                             ========

----------

*        Less than one percent (1%)

(1) Based upon questionnaires received from each Selling Shareholder or a representative of the Selling Shareholder in connection with the preparation of a Registration Statement on Form S-3, of which this Prospectus forms a part.

(2) This assumes all shares being offered and registered hereunder are sold, although the Selling Shareholders are not obligated to sell any shares.

(3) Based upon 9,628,986 shares of Common Stock outstanding as of September 29, 1998.

(4) Mr. Pfau was formerly a director and managing director of Jer-Neen and continues to serve as the President of Jer-Neen pursuant to a three-year Employment Agreement dated July 31, 1998. Under the Employment Agreement Mr. Pfau was granted options to purchase 19,335 shares of Common Stock and 9,668 shares of restricted Common Stock, in each case vesting over a four-year period. The number of shares shown above does not include these options or restricted shares as no options were exercisable and no shares were vested on (or would become exercisable or vest within 60 days of) August 21, 1998.

(5) Jer-Neen and Data Sales Co., Inc. are parties to a General Equipment Lease, dated December 18, 1995. The lease agreement is structured as a master lease under which four Equipment Schedules have been entered into by the parties. These Equipment Schedules expire at various times between December 1999 and May 2001 and provide for aggregate future lease payments of $269,855 as of September 30, 1998.

(6) Includes 203,447 shares held by Data Sales Co., Inc. Mr. Breckner is the controlling shareholder, President and Chief Executive Officer of Data Sales Co., Inc.

(7) Includes 17,224 shares held by Mrs. Sykes' husband, Willard Sykes. Mrs. Sykes disclaims beneficial ownership of the shares held by Mr. Sykes.

(8) Includes 17,224 shares held by Mr. Sykes' wife, Catherine Sykes. Mr. Sykes disclaims beneficial ownership of the shares held by Mrs. Sykes.


                              PLAN OF DISTRIBUTION

         The Company is registering the shares of Common Stock on behalf of the Selling Shareholders. As used in this section, "Selling Shareholders" includes donees and pledgees selling shares received from a named Selling Shareholder after the date of this Prospectus. All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Shareholders. Sales of shares may be effected by Selling Shareholders from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Shareholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Shareholders.

         The Selling Shareholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The Selling Shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Company has agreed to indemnify each Selling Shareholder against certain liabilities, including liabilities arising under the Securities Act. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

         Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act pursuant to Rule 153 under the Securities Act. The Company has informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended, may apply to their sales in the market.

         Selling Shareholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

         Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Act, disclosing, to the extent applicable, (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, upon the Company being notified by a Selling Shareholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this Prospectus will be filed, if necessary.


                            VALIDITY OF COMMON STOCK

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Oppenheimer Wolff & Donnelly LLP, Minneapolis, Minnesota.

                                     EXPERTS

         The financial statements and related financial statement schedule of the Company, which are included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1997, and incorporated by reference in this Prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants, for the periods indicated in such firm's reports thereon. The financial statements and related financial statement schedule audited by PricewaterhouseCoopers LLP (on July 1, 1998, Coopers & Lybrand L.L.P. merged with Price Waterhouse LLP to form PricewaterhouseCoopers LLP) have been incorporated herein by reference in reliance on such firm's reports given upon their authority as experts in accounting and auditing.

         To the extent PricewaterhouseCoopers LLP examines and reports on the financial statements and financial statement schedules of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements and financial statement schedules also will be incorporated by reference in this Prospectus in reliance upon such firm's reports and said authority.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company pursuant to the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act. This Prospectus does not contain all of the information, exhibits and undertakings set forth in the Registration Statement, certain portions of which are omitted as permitted by the Rules and Regulations of the Commission. Copies of the Registration Statement and the exhibits are on file with the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined, without charge, at the offices of the Commission set forth above. For further information, reference is made to the Registration Statement and its exhibits.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company (File No. 0-13907) are incorporated by reference in this Prospectus: (1) the Company's Annual Report on Form 10-K for the year ended October 31, 1997; (2) the Company's quarterly reports on Form 10-Q for the quarters ended January 31, April 30 and July 31, 1998; (3) the Company's Current Report on Form 8-K dated July 31, 1998, as amended; (4) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since October 31, 1997; (5) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A and any amendments or reports filed for the purpose of updating such description; and (5) the description of the Company's Common Stock Purchase Rights contained in its Registration Statement on Form 8-A and any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering hereunder will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which are incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to the attention of Connie L. Magnuson, the Company's Chief Financial Officer, at the address and phone number listed above under "The Company."

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The table below sets forth the estimated expenses (except the SEC registration fee, which is an actual expense) in connection with the offer and sale of the shares of Common Stock covered by this Registration Statement.

     SEC registration fee...................................  $   578
     Fees and expenses of counsel for the Company...........    7,000
     Fees and expenses of accountants for the Company.......    5,000
     Miscellaneous..........................................      500
                                                              -------
          *Total............................................  $13,078


----------
*        None of the expenses listed above will be borne by the Selling
         Shareholders.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Minnesota Statutes Section 302A.521 provides that a Minnesota business corporation must indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

         Article Five of the Company's Bylaws provides that the Company will indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by Minnesota Statutes
Section 302A.521 as enacted and as amended.

         The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

         Pursuant to the Acquisition Agreement, the Selling Shareholders are required to indemnify the directors and officers of the Company against certain civil liabilities that they may incur under the Securities Act in connection with this Registration Statement and the related Prospectus.

ITEM 16. EXHIBITS

2.1 Acquisition Agreement and Plan of Reorganization by and among Bio-Vascular, Inc., Jer-Neen Acquisition, Inc., Jer-Neen Manufacturing Co., Inc., George Nelson, Jr., Ronald Breckner, James Pfau, Willard Sykes and Catherine Sykes, dated July 31, 1998 (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K, dated July 31, 1998, as amended (File No. 0-13907)).

4.1 Restated Articles of Incorporation of the Company, as amended, (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997 (File No. 0-13907)).

4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 (File No. 33-74750)).

4.3 Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 10 (File 0-13907)).

4.4 Rights Agreement, dated as of June 12, 1996, between Bio-Vascular, Inc. and American Stock Transfer & Trust Company, which includes as Exhibit A the form of Rights Certificate (incorporated by reference to Exhibit
         4.1 to the Company's Current Report on Form 8-K dated June 12, 1996 (File No. 0-13907)).

5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly LLP (filed herewith electronically).

23.1     Consent of PricewaterhouseCoopers LLP (filed herewith electronically).

23.2     Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1).

24.1     Power of Attorney (included on page II-4 of this Registration
         Statement).


ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the
                 Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                 Provided, however, that paragraphs (1)(i) and (1)(ii), above, do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrant pursuant to Section 13 or
                 Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
         Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul and State of Minnesota, on September 29, 1998.


                           By: /s/ Connie L. Magnuson
                               ---------------------------------------
                               Connie L. Magnuson
                               Vice President - Finance and Chief Financial
                               Officer (Principal Financial and Accounting
                               Officer)


                                POWER OF ATTORNEY


         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Karen Gilles and Connie L. Magnuson as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement or any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on September 29, 1998 in the capacities indicated.

         SIGNATURE                          TITLE

/s/  M. Karen Gilles             President, Chief Executive Officer and
----------------------------     Director (Principal Executive Officer)
M. Karen Gilles

/s/  Timothy M. Scanlan          Chairman of the Board and Director
----------------------------
Timothy M. Scanlan

/s/  William G. Kobi             Director
----------------------------
William G. Kobi

/s/  Richard W. Perkins          Director
----------------------------
Richard W. Perkins

/s/  Anton R. Potami             Director
----------------------------
Anton R. Potami

/s/  Timothy M. Scanlan          Director
----------------------------
Timothy M. Scanlan

/s/  Edward E. Strickland        Director
----------------------------
Edward E. Strickland

                               BIO-VASCULAR, INC.
               EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-3


ITEM
 NO. DESCRIPTION                                 METHOD OF FILING
---- -----------                                 ----------------
2.1  Acquisition  Agreement  and Plan of
     Reorganization  by and among  Bio-Vascular,
     Inc.,  Jer-Neen  Acquisition,  Inc.,
     Jer-Neen Manufacturing Co., Inc., George
     Nelson, Jr., Ronald Breckner,  James Pfau,
     Willard Sykes and Catherine Sykes,
     dated July 31, 1998........................ Incorporated by reference to
                                                 Exhibit 2.1 to the Company's
                                                 Current Report on Form 8-K,
                                                 dated July 31, 1998, as amended
                                                 (File No 0-13907).

4.1  Restated Articles of Incorporation of the
     Company, as amended........................ Incorporated by reference to
                                                 Exhibit 3.1 to the Company's
                                                 Quarterly Report on Form 10-Q
                                                 for the quarter ended April
                                                 30, 1997 (File No. 0-13907).

4.2  Amended and Restated Bylaws of the
     Company.................................... Incorporated by reference to
                                                 Exhibit 3.2 to the Company's
                                                 Registration Statement on Form
                                                 S-4 (File No. 33-74750).

4.3  Form of Common Stock Certificate of the
     Company.................................... Incorporated by reference to
                                                 Exhibit 4.1 to the Company's
                                                 Registration Statement on Form
                                                 10 (File 0-13907).

4.4  Rights Agreement,  dated as of June 12,
     1996, between Bio-Vascular,  Inc. and
     American Stock Transfer & Trust Company,
     which includes as Exhibit A the form of
     Rights Certificate......................... Incorporated by reference to
                                                 Exhibit 4.1 to the Company's
                                                 Current Report on Form 8-K
                                                 dated June 12, 1996 (File No.
                                                 0-13907)).

5.1  Opinion and Consent of Oppenheimer Wolff
     & Donnelly LLP............................. Filed herewith electronically.

23.1 Consent of PricewaterhouseCoopers LLP...... Filed herewith electronically.

23.2 Consent of Oppenheimer Wolff &
     Donnelly LLP............................... Included in Exhibit 5.1.

24.1 Power of Attorney.......................... Included on page II-4 of this
                                                 Registration Statement.